As filed with the Securities and Exchange Commission on April 16,
1997.
                          Registration No. 333-24591
======================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                  __________________________________

                                   FORM S-3
                              AMENDMENT No. 1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                  __________________________________

                               AYDIN CORPORATION
                  __________________________________
            (Exact name of registrant as specified in its charter)
        Delaware                         23-2633708
_______________________________   _____________________________
(State or other jurisdiction of  (I.R.S. Employer Identification No.)
   incorporation or organization)

        700 Dresher Road, Horsham, Pennsylvania 19044; (215) 657-7510
__________________________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ___________________

                     I. Gary Bard, Chairman of the Board,
                    President and Chief Executive Officer
                             Aydin Corporation
                              700 Dresher Road
                                P.O. Box 349
                             Horsham, PA 19044
                               (215) 657-7510
                   __________________________________
      (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
                   __________________________________

                                  Copy to:

                         Robert A. Clancy, Esquire
                      Secretary and Corporate Counsel
                             Aydin Corporation
                              700 Dresher Road
                                P.O. Box 349
                             Horsham, PA 19044
                     __________________________________

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _X_

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___
                  __________________________________

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                  PROSPECTUS

                               596,927 Shares

                             AYDIN CORPORATION
                       Common Stock, $1.00 par value
                        ___________________________

This Prospectus relates to 596,927 shares of Common Stock (the "Shares"), $1.00 par value, of Aydin Corporation (the "Company") beneficially owned by EA Industries, Inc. (the "Selling Stockholder"). The Shares represent approximately 11.5% of the outstanding shares of Common Stock of the Company. The Shares may be sold pursuant to the exercise of an option (the "EA Option") that EA has granted to I. Gary Bard, the Chairman, President and Chief Executive Officer of the Company, or his assigns, pursuant to which Mr. Bard or his assigns have the right to purchase all of the Shares for a purchase price of $11 per Share. The latest date on which the EA Option may be exercised is June 2, 1997 (the "Expiration Time"), unless it is extended. The Shares may be offered and sold pursuant to this Prospectus to Mr. Bard or to assignees of Mr. Bard, such as institutional or other sophisticated investors, who agree to purchase the EA Shares at the EA Option exercise price.

If the Shares are not sold to Mr. Bard or his assigns upon exercise of the EA Option, prior to the expiration date thereof, the Shares may thereafter be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholder, at public or private sale at prevailing market prices, prices related to prevailing market prices, negotiated prices or fixed prices (and, in the case of sales through brokers, upon payment of normal brokerage commissions).

     The Common Stock of the Company is traded on the New York
Stock Exchange under the symbol "AYD." The last reported sale price of the Common Stock on the New York Stock Exchange on April 2, 1997 was $11.125 per share.

     The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Selling Stockholder.
                      _____________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      _____________________________

     See "Risk Factors" beginning on page 2 for a discussion of certain factors that should be considered by prospective purchasers of the securities offered hereby.
                      _____________________________

     This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

     No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.

     Neither delivery of this Prospectus nor any sale made
hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                      _____________________________

          The date of this Prospectus is April 16, 1997.

                            AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other informa-tion can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains such materials at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and such reports, proxy statements and other information concerning the Company can be inspected at such Exchange.

     The Company has filed with the Commission a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


     The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Such requests should be addressed to: Secretary, Aydin Corporation, 700 Dresher Road, P.O. Box 349, Horsham, Pennsylvania 19044; telephone:
(215) 657-7510.

                                RISK FACTORS

     This Prospectus, including certain documents incorporated by reference herein, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Act of 1933 (the "Securities Act"). Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below and certain other factors set forth elsewhere in this Prospectus. In addition to the other information contained and incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Shares offered hereby.

     Losses for the Most Recent Fiscal Year; Decline in Sales. The Company incurred a net loss of approximately $14.8 million for the year ended December 31, 1996. Net sales for 1996 of $117 million declined by 17% from 1995 sales of $141 million. While the Company is attempting to broaden its customer base and has sought to restructure certain parts of the Company's operations, there is no assurance that the Company will be successful in this effort or that profitability will return in the near future.

     Foreign Operations and Export Sales. The Company's domestic operations include significant sales derived from customers or projects located outside of the United States. For the year ended December 31, 1996, approximately $47.5 million, or 40.7%, of the Company's sales revenues were from foreign operations and exports. The Company and its foreign subsidiaries may be adversely affected by certain risks generally associated with foreign contracts and operations, including ownership and control limitations, currency fluctuations, repatriation of profits, enforcement of judgments, late delivery penalties, potential political or labor instability and general worldwide economic conditions. The Company has generally been able to protect itself against foreign credit risks and currency fluctuations through contract provisions that provide in most circumstances for payments in U.S. currency, advance payments, irrevocable letters of credit and price adjustments for inflation. Furthermore, contract provisions and treaty arrangements between the United States and certain foreign governments provide for certain protections with respect to repatriation of profits and enforcement of judgments. There can be no assurance, however, that the foregoing steps and protections will be adequate to prevent future adverse effects associated with such foreign operations and exports.

     Defense Cutbacks and Cancellation of Contracts at the Option of Governments. For the year ended December 31, 1996, sales to the U.S. Government (direct and indirect), principally the Department of Defense, amounted to approximately $38.7 million, or approximately 33% of the Company's net sales, a decline from approximately $44.3 million for the year ended December 31, 1995. The U.S. Government has made cutbacks in military spending in recent years and may reduce military expenditures further in the future, which may adversely affect the Company's business. All contracts with the U.S. Government and some foreign governments are subject to cancellation at the convenience of such government and such cancellations may adversely affect the Company's business.

     Competition. The market for communications products and systems is highly competitive and is characterized by continuing advances in products and technologies. In general, some of the Company's competitors have greater financial, technical and marketing resources than the Company. The Company's business, operating results and financial condition could be materially adversely affected by such competition.

     Working Capital Requirements; Cash Flow. The Company has financed its operations over the past two years from internal cash sources because of the limited availability of outside cash borrowing sources. At December 31, 1996, there was $2.8 million of short-term cash borrowings outstanding with no current availability for further cash borrowings. Also, at December 31, 1996, there was a letter of credit balance of $13.9 million issued against a $49 million advance payment received in 1990 in connection with a contract from the Government of Turkey. Offsetting the $13.9 million balance was $7.6 million of cash collateral. This letter of credit is currently being renewed in four-month intervals or until it reaches zero, whichever comes first. The Company anticipates that the letter of credit will reach zero during the second half of 1998. Although there can be no assurance that this letter of credit will continue to be renewed, management believes that the letter of credit will be renewed upon its current expiration and thereafter. The Company is currently seeking new banking arrangements on terms acceptable to the Company to supplement internally generated cash flows in meeting future potential operating requirements. The Company anticipates that its near-term cash requirements (in addition to renewed short-term financing requirements) can be financed through internally generated cash flows. Substantial amounts of cash flows are expected from certain of the Company's largest current long-term type contracts on which significant progress toward completion is expected in 1997. However, if the Company is unable to meet delivery deadlines or is unable to complete new banking arrangements on terms acceptable to the Company, cash flow will be negatively impacted, which could negatively impact the Company's financial condition and operations.

     New Management. Since May 1996, the Company has retained a new Chairman of the Board, President and Chief Executive Officer, a new Chief Financial Officer and, later in 1996, a new Vice President and President of the Aydin Communications Systems Group and a Vice President of Business Development and International Sales. Although the new management team has extensive experience, except for Mr. Bard, it has limited experience with the Company's products and customers. The Company's future operations will be substantially dependent on such new management personnel.

                                 THE COMPANY

     The Company is a Delaware corporation incorporated in September 1967. Its principal executive offices are located at 700 Dresher Road, P.O. Box 349, Horsham, Pennsylvania 19044 and its telephone number is (215) 657-7510.

                             SELLING STOCKHOLDER

     The Shares of the Company's Common Stock covered by this Prospectus (the "Shares") are, or may be, offered by the Selling Stockholder. The Selling Stockholder has been a beneficial owner of more than 10% of the outstanding shares of the Company's Common Stock since May 1996, and Irwin L. Gross, Chairman of the Selling Stockholder, is a director of the Company.

     The following table sets forth the Selling Stockholder's name and address, the number of shares of the Company's Common Stock owned by the Selling Stockholder prior to the offering made under this Prospectus, the number of shares to be offered for the account of the Selling Stockholder and the number of shares and percentage of the outstanding shares of the Company's Common Stock to be beneficially owned by the Selling Stockholder upon the sale of the
Shares:


Common Stock
                                                                   To
Be Beneficially

Owned If All Shares
                             Common Stock
That May Be
                             Beneficially Owned
Offered Hereunder
                             On March 31, 1997   Shares That       Are
Sold
                             __________________  May Be Offered
___________________
Name                         Shares   Percent    Hereunder
Shares    Percent
______________               _______  ________   ________________
_______   _______

EA Industries, Inc.
185 Monmouth Parkway
West Long Branch, NJ 07764   596,927    11.5%      596,927
0          0%

     The EA Option was granted pursuant to a letter agreement between the Selling Stockholder and the Company dated February 25, 1997 (the "Letter Agreement") in response to the Selling Stockholder's request that the Company cause the Shares to be to be registered for sale under the Securities Act pursuant to certain demand registration rights granted to the Selling Stockholder under a Registration Rights Agreement dated January 1997 between the Selling Stockholder and the Company.

     Under the Letter Agreement, if Mr. Bard or his assigns exercise the EA Option in full prior to the Expiration Time, the Company and the Selling Stockholder have agreed that upon consummation of the exercise of the Option: (i) the Company will issue to the Selling Stockholder a warrant (the "Warrant") to purchase up to 200,000 shares (the "Warrant Shares") of Common Stock of the Company exercisable for three years, of which 100,000 Warrant Shares would be exercisable at a price of $12.10 per share and 100,000 Warrant Shares would be exercisable at a price of $13.20 per share; (ii) the Company will enter into a new registration rights agreement with the Selling Stockholder with respect to the Warrant Shares, (iii) the Selling Stockholder will agree to serve as a consultant to the Company during the three-year term of the Warrant for the purpose of providing such assistance to the Company in soliciting customers internationally and exploring strategic joint ventures as the Selling Stockholder and the Company mutually deem appropriate in their reasonable discretion; and (iv) Irwin L. Gross, Chairman of the Selling Stockholder and a director of the Company, will resign as a director of the Company. If the EA Option is not exercised in full prior to the Expiration Time, the foregoing provisions described in this paragraph will become null and void.

                             PLAN OF DISTRIBUTION

     The Shares may be sold pursuant to the exercise of the EA Option, pursuant to which Mr. Bard or his assigns have the right to purchase all of the Shares for a purchase price of $11 per Share. The latest date on which the EA Option may be exercised is June 2, 1997, unless it is extended. The Shares may be offered and sold pursuant to this Prospectus to Mr. Bard or his assigns, such as institutional or other sophisticated investors, who agree to purchase the Shares at the $11 exercise price.

     The Company has been advised that if the Shares are not sold pursuant to the EA Option, the distribution of the Shares by the Selling Stockholder, or pledgees, donees or transferees of or other successors in interest to the Selling Stockholder, may be effected from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange or such other exchange or market on which the Common Stock may from time to time be traded, in negotiated transactions or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, including purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus. Such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom such broker-dealers may act as agents (which discounts or commissions from the Selling Stockholder or such purchasers, if in excess of those customary for the types of transactions involved, will be disclosed in a supplemental prospectus).

     Any broker-dealer that participates with the Selling Stockholder in the distribution of Common Stock may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealer and any profit on the resale of Shares by such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

     The costs and expenses of the registration of the Shares, except for underwriting or selling discounts or commissions, will be paid by the Company. The costs and expenses borne by the Company will include, without limitation, all registration and filing fees, legal and accounting fees, printing expenses and costs of special audits incident to or required by the registration of the Shares.

                               USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Selling Stockholder.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission by the Company are incorporated by reference herein:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 31, 1997 by the Company pursuant to Section 13(a) of the Exchange Act.

     (b) The Company's definitive proxy statement filed with the Commission on March 27, 1997 pursuant to Section 14(a) of the
Exchange Act in connection with the Company's 1997 Annual Meeting of Stockholders to be held on April 25, 1997.

     (c) The Company's Registration Statement, File No. 1-7203, as amended, filed under Section 12(b) of the Exchange Act, containing a description of the Common Stock of the Company.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the Shares covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Such requests should be addressed to: Robert A. Clancy, Secretary and Corporate Counsel, Aydin Corporation, 700 Dresher Road, P.O. Box 349, Horsham, PA 19044; telephone: (215) 657-7510.

                                LEGAL MATTERS

     The validity of the issuance of the Shares offered hereby has been passed upon for the Company by Robert A. Clancy, Corporate
Counsel and Secretary of the Company.

                                   EXPERTS

     The consolidated financial statements and schedule of the Company at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus have been audited by Grant Thornton LLP, independent accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Registration fee .................$ 2,035
Legal fees and expenses.............6,000*
Accountants' fees and expenses......4,000*
Miscellaneous.......................  500*
                                  ________
                Total             $12,535*
                                  =========
*Estimated.

     The Company will bear all of the foregoing expenses.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein to the extent that such person has been successful on the merits or otherwise; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met
the applicable standard of conduct.   Such determination is to be
made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

     Article VII, Section 7 of the Company's By-Laws provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect.

     The Company provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company up to an aggregate of $5,000,000 inclusive of defense costs, expenses and charges.

     Additionally, Article SIXTH of the Company's Restated Certificate of Incorporation limits the liability of the Company's directors to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Section 102(b)(7) permits the certificate of incorporation of a Delaware corporation to include a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that the provision may not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.


Item 16.  Exhibits.

Exhibit No.       Exhibit

    3.1        Restated Certificate of Incorporation (filed as
               Exhibit No. 3(i) to Registrant's Annual Report on
               Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

    3.2 By-Laws (filed as Exhibit No. 3(ii) to Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1996 and incorporated herein by reference).

    4.1 Option Agreement dated as of February 25, 1997 between EA Industries, Inc. and I. Gary Bard and assigns, and Extension to Option Agreement dated March 19, 1997. (Filed with initial filing.)

    4.2 Letter Agreement dated February 25, 1997 between EA Industries, Inc. and Registrant, with appendices.
               (Filed with initial filing.)

    4.3 Registration Rights Agreement dated January 1997 between Registrant and EA Industries, Inc. (Filed with initial filing.)

    5.         Opinion and Consent of Robert A. Clancy, Esquire,
               Counsel to the Registrant with respect to the Securities being registered. (Filed with initial filing.)

               Management Contracts
               ---------------------

   10.1 Employment Agreement, I. Gary Bard (filed as Exhibit No. 10.1 to Registrant's Quarterly Report on Form
               10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.2        Employment Agreement, Klaus D. Oebel (filed as
               Exhibit No. 10.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.3        Employment Agreement, H. Barry Maser (filed as
               Exhibit No. 10.3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.4        Employment Agreement, James R. Henderson (filed as
               Exhibit No. 10.4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.5        The 1995 Incentive Stock Option Plan, as amended,
               (filed as Exhibit No. 10.5 to Registrant's Annual
               Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.6 The 1996 Equity Incentive Plan, as amended, (filed as Exhibit No. 10.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.7 Restricted Stock Agreement, Klaus D. Oebel, dated October 8, 1996 (filed as Exhibit No. 10.7 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.8 Restricted Stock Agreement, H. Barry Maser, dated October 8, 1996 (filed as Exhibit No. 10.8 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.9 Consulting Agreement, Ayhan Hakimoglu, dated May 1, 1996 (filed as Exhibit No. 10.9 to Registrant's
               Annual Report on Form 10-K for the year ended
               December 31, 1996 and incorporated herein by reference).

   10.10 Restrictive Covenant Agreement, Ayhan Hakimoglu, dated May 1, 1996 (filed as Exhibit No. 10.10 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.11 Resignation Agreement, Donald S. Taylor, dated September 13, 1996 (filed as Exhibit No. 10.11 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   21.1 Subsidiaries of Registrant (filed as Exhibit No. 21 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   23.1 Consent of Company Counsel is contained in his Opinion filed as Exhibit 5.

   23.2        Consent of Independent Auditors, Grant Thornton LLP.

   24.1 Power of Attorney. (Incorporated by reference to page II-7 of initial filing.)

   99.1        Form of Option Assignment Agreement.

   99.2        Form of Escrow Agreement.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement to include any additional or changed material information on the plan of distribution:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement, or the most recent post-effective amendment hereto, which individually or in the aggregate, represents a fundamental change in the information set forth in this Registrational Statement; and

        (iii) to include any additional or changed material information on the plan of distribution;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment is a new registration statement of the securities offered, and the offering of the securities at that time to be deemed the initial bona fide offering thereof; and

    (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

    The undersigned registrant hereby further undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania on April 16, 1997.

                         AYDIN CORPORATION

                         By: /s/ I. Gary Bard
                         I. Gary Bard
                         Chief Executive Officer, President and
                         Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature             Title                         Date

/s/ I. Gary Bard        Chief Executive Officer,      April 16, 1997
I. Gary Bard            President  and Chairman of
                        the Board of Directors
                        (principal executive officer)

        *               Executive Vice President      April 16, 1997
John F. Vanderslice     and Director

        *               Vice President, Treasurer     April 16, 1997
James R. Henderson      and Chief Financial Officer
                        (principal financial officer)

        *               Controller and Assistant      April 16, 1997
Herbert Welber          Treasurer
                        (principal accounting officer)

        *               Director                      April 16, 1997
Nev A. Gokcen

____________________    Director                      _____________
Irwin L. Gross


        *               Director                      April 16, 1997
Gary Mozenter

        *               Director                      April 16, 1997
Harry D. Train, II

(*) By: /s/ Robert A. Clancy
        Robert A. Clancy
        Attorney-In-Fact

                             EXHIBIT INDEX

                   (Pursuant to Item 601 of Regulation S-K)


Exhibit No.                      Exhibit

    3.1        Restated Certificate of Incorporation (filed as
               Exhibit No. 3(i) to Registrant's Annual Report on
               Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

    3.2 By-Laws (filed as Exhibit No. 3(ii) to Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1996 and incorporated herein by reference).

    4.1 Option Agreement dated as of February 25, 1997 between EA Industries, Inc. and I. Gary Bard and assigns, and Extension to Option Agreement dated March 19, 1997. (Filed with initial filing.)

    4.2 Letter Agreement dated February 25, 1997 between EA Industries, Inc. and Registrant, with appendices.
               (Filed with initial filing.)

    4.3 Registration Rights Agreement dated January 1997 between Registrant and EA Industries, Inc. (Filed with initial filing.)

    5          Opinion and Consent of Robert A. Clancy, Esquire,
               Counsel to the Registrant with respect to the securities being registered. (Filed with initial filing.)

               Management Contracts
               --------------------

   10.1 Employment Agreement, I. Gary Bard (filed as Exhibit No. 10.1 to Registrant's Quarterly Report on Form
               10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.2        Employment Agreement, Klaus D. Oebel (filed as
               Exhibit No. 10.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.3        Employment Agreement, H. Barry Maser (filed as
               Exhibit No. 10.3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.4        Employment Agreement, James R. Henderson (filed as
               Exhibit No. 10.4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.5        The 1995 Incentive Stock Option Plan, as amended,
               (filed as Exhibit No. 10.5 to Registrant's Annual
               Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.6 The 1996 Equity Incentive Plan, as amended, (filed as Exhibit No. 10.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.7 Restricted Stock Agreement, Klaus D. Oebel, dated October 8, 1996 (filed as Exhibit No. 10.7 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.8 Restricted Stock Agreement, H. Barry Maser, dated October 8, 1996 (filed as Exhibit No. 10.8 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.9 Consulting Agreement, Ayhan Hakimoglu, dated May 1, 1996 (filed as Exhibit No. 10.9 to Registrant's
               Annual Report on Form 10-K for the year ended
               December 31, 1996 and incorporated herein by reference).

   10.10 Restrictive Covenant Agreement, Ayhan Hakimoglu, dated May 1, 1996 (filed as Exhibit No. 10.10 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.11 Resignation Agreement, Donald S. Taylor, dated September 13, 1996 (filed as Exhibit No. 10.11 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   21.1 Subsidiaries of Registrant (filed as Exhibit No. 21 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   23.1 Consent of Company Counsel (included with option filed as Exhibit 5 hereto).

   23.2        Consent of Independent Auditors, Grant Thornton LLP.

   24.1 Power of Attorney. (Incorporated by reference to page II-7 of initial filing.)

   99.1        Form of Option Assignment Agreement.

   99.2        Form of Escrow Agreement.

                                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS

     We have issued our reports dated March 7, 1997 accompanying the consolidated financial statements of Aydin Corporation and subsidiaries appearing in the 1996 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
April 16, 1997

                                                 Exhibit 99.1

                                 FORM OF

                        OPTION ASSIGNMENT AGREEMENT

     THIS OPTION ASSIGNMENT AGREEMENT is made as of the ___ day of _______, 1997 by and between I. Gary Bard (the "Option Holder") and the undersigned assignee (the "Subscriber").

                                BACKGROUND

     WHEREAS, the Option Holder has entered into a Stock Option Agreement dated February 25, 1997, as amended (the "Option Agreement"), with EA Industries, Inc. ("EA") pursuant to which the Option Holder has the option (the "Option") to purchase 596,927 shares (the "Option Shares") of common stock (the "Common Stock") of Aydin Corporation ("Aydin") held by EA for the purchase price of $11 per share (the "Option Exercise Price"), which Option expires at 5:00p.m., Philadelphia time, on April 23, 1997 (the "Expiration Time").

     WHEREAS, Aydin has filed a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which Registration Statement was declared effective by the Securities and Exchange Commission on April 23, 1997;

     WHEREAS, the Option Holder desires to assign his right to purchase ________ Option Shares under the Option Agreement to the undersigned Subscriber and the undersigned Subscriber agrees to accept such assignment on the condition that the undersigned Subscriber exercise such right;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. The Option Holder hereby assigns, transfers and sets over unto Subscriber the right of the Option Holder to purchase _____
Option Shares (the "Shares") under the Option Agreement.

     2. The Subscriber hereby accepts such assignment and agrees to be bound by the terms and provisions of the Option Agreement.

     3. The Subscriber acknowledges receipt of: copies of Aydin's Prospectus dated April 16, 1997 filed under the Registration Statement; Aydin's 10-K Annual Report for the year ended December 31, 1996; Aydin's 1996 Annual Report to Stockholders; and Aydin's proxy materials in connection with Aydin's 1997 Annual Meeting of Stockholders. The Subscriber further acknowledges that all documents, records and books pertaining to the Subscriber's investment in the Shares requested by the Subscriber have been made available by Aydin and the Option Holder to the Subscriber and the Subscriber's representatives, including legal counsel, and that in making the deci-sion to purchase the Shares, the Subscriber and the Subscriber's rep-resentatives have been given the opportunity to ask questions of and to receive answers from Aydin concerning Aydin and to obtain any addi-tional information that Aydin possesses or can acquire without unrea-sonable effort or expense.

     4. The Subscriber hereby agrees to exercise the right to buy the Shares and in connection therewith, hereby delivers to the Option Holder the following:

          A.   By wire transfer payable to "Duane, Morris &
Heckscher, Escrow Agent," $__________, an amount that is equal to the number of Shares multiplied by the Option Exercise Price (the "Option Funds"), the wire instructions for which purpose are attached hereto as Exhibit A;

          B. An executed Subscriber Signature Page to the Escrow Agreement dated as of ___________, 1997 (the "Escrow Agreement") among the Option Holder, Duane, Morris & Heckscher, as escrow agent (the "Escrow Agent"), and the persons executing the Subscriber Signature Pages thereto;

          C. An executed Notice of Option Exercise addressed to EA in the form attached hereto as Exhibit B (the "Exercise Notice").

The undersigned Subscriber further acknowledges that the Option Holder will deliver the foregoing to the Escrow Agent, and that such amount and documents will be held and released in accordance with the terms of the Escrow Agreement.

     5. The Subscriber agrees that the Escrow Agent may release the Option Funds and the Exercise Notice of the Subscriber to EA in accordance with the terms of the Option Agreement at any time prior to the Expiration Time and deliver this Assignment to the Option Holder if the Escrow Agent shall have received (i) Option Funds for the purchase of all of the Option Shares and (ii) a statement (the "Closing Statement") from the Option Holder directing the release of the Option Funds and the Exercise Notices to EA and the delivery of the Assignment Agreement to the Option Holder.

     6. The Option Holder agrees that he will deliver the Closing Statement upon receipt of (i) evidence satisfactory to the Option Holder of the transfer by EA of all the Option Shares free and clear of all liens, encumbrances, pledges and other security interests to the Option Holder and the Subscribers, respectively, as the case may be, and (ii) proxies executed by EA in facor of the Option Holder and such Subscribers, respectively, in the form attached hereto as Exhibit C authorizing the Option Holder and the Subscribers, as the case may be, to vote their respective Option Shares at the 1997 Annual Meeting of Stockholders of Aydin, if the closing of the Option exercise precedes such meeting.

     7. This Assignment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

     8. This Assignment shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

     9. Any notices, requests or instructions hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by confirmed telecopy, or delivered by a nationally recognized overnight delivery service to the parties hereto at the following addresses, or such other respective address as any party hereto may designate in writing from time to time:

     The Option Holder:

          I. Gary Bard
          700 Dresher Road
          P.O. Box 349
          Horsham, PA 19044
          Telecopy No.: (215) 657-3830

     The Subscriber: To the address set forth on the Subscriber's respective Subscriber Signature Page to the Escrow Agreement.

     10. In the event of the invalidity or unenforceability of any part or provisions of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of any other part or provision of this Agreement, and the remainder of this Agreement shall continue in full force and effect in accordance with its terms.

     11. This Agreement shall be governed by the internal laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.




                              I. Gary Bard



                              Subscriber's Name



                              Subscriber's Name (if more than one)



                              Subscriber's Signature



                              Subscriber's Signature
                              (if more than one)

                                 EXHIBIT A
                         ESCROW WIRE INSTRUCTIONS

Duane, Morris & Heckscher Escrow Account Wire Instructions:

     Bank Name:     CoreStates Bank
     ABA#:          031000011
     Account Name:  Duane, Morris & Heckscher Escrow
     Account No.:   82-11422603 Saving Account (Int. Bearing)

                                 EXHIBIT B
                         NOTICE OF OPTION EXERCISE

EA Industries, Inc.
441 North Fifth Street
Philadelphia, PA  19123
Attention: President

Gentlemen:

     The undersigned, as an assignee of I. Gary Bard under the Option Agreement dated February 25, 1997, as amended (the "Option Agreement"), hereby notifies EA Industries, Inc. ("EA") of the undersigned's exercise of options for the purchase of _________ shares (the "Shares") of common stock, $1.00 par value, of Aydin Corporation pursuant to the terms of the Option Agreement. The undersigned hereby tenders $__________ in full payment of the exercise price for the Shares. The undersigned acknowledges that the Shares have been registered under the Form S-3 Registration Statement of Aydin Corporation, which has been declared effective with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this Notice as of the date set forth below.


Date: _______________

                              Name of Subscriber

                              By:


                                 Title:

                                 EXHIBIT C

                             AYDIN CORPORATION
                             IRREVOCABLE PROXY

     The undersigned hereby constitutes and irrevocably appoints ______________ (the "Transferee") proxy of the undersigned, with full power of substitution, to vote __________ shares (the "Shares") of Common Stock, par value $1.00 per share, of Aydin Corporation (the "Company") that the undersigned may be entitled to vote at the 1997 Annual Meeting of Stockholders of the Company and for any other purpose for which a vote or consent with respect to the Shares is to be taken. This proxy is being granted pursuant to the transfer of the Shares by the undersigned to the Transferee and, therefore, is coupled with an interest and irrevocable.




Dated:  April   , 1997           EA INDUSTRIES, INC.

Attest:

By:                              By:


  Title:                            Title:

                                                 Exhibit 99.2

                                 FORM OF
                            ESCROW AGREEMENT

  THIS ESCROW AGREEMENT (this "Agreement") made this ____ day of ___________ 1997 among I. Gary Bard (the "Option Holder"), each of the subscribers set forth on the attached Subscriber Signature Pages hereto (the "Subscribers"), and Duane, Morris & Heckscher (the "Escrow Agent").

                               WITNESSETH:

  WHEREAS, the Option Holder has entered into an Option Agreement dated February 25, 1997, as amended (the "Option Agreement"), with EA Industries, Inc. ("EA") pursuant to which the Option Holder and his assigns have the option (the "Option") to purchase from EA 596,927 shares (the "Shares") of common stock, par value $1.00 per share, of Aydin Corporation ("Aydin") at a purchase price of $11.00 per share, which Option expires at 5:00 p.m. Philadelphia time, on April 23, 1997 (the "Expiration Time"); and

  WHEREAS, the Option Holder has assigned portions of the Option to the Subscribers, and the Subscribers have agreed to deposit the pro rata portion of the Option purchase price to be paid by each Subscriber (collectively, the "Option Funds"), together with the accompanying assignment agreements (the "Assignment Agreements") and option exercise notices (the "Exercise Notices"), in escrow with the Escrow Agent to be held and administered by the Escrow Agent as provided in this Agreement; and

  WHEREAS, if the full Option purchase price for all of the Shares shall not have been received by the Escrow Agent by the Expiration Time, the Escrow Agent shall promptly return to the Subscribers all Option Funds received from the Subscribers hereunder; and

  WHEREAS, the Assignment Agreements provide that the Escrow Agent may release the Option Funds and Exercise Notices to EA Industries, Inc. in accordance with the terms of the Option Agreement at any time prior to the Expiration Time and deliver the Assignment Agreements to the Option Holder if at such time the Escrow Agent shall have received (i) Option Funds for the purchase of all of the Shares under the Option Agreement and
 (ii) a statement from the Option Holder directing the release of the Option Funds and the Exercise Notices to EA and the delivery of the Assignment Agreements to the Option Holder; and

  WHEREAS, the Escrow Agent has agreed to serve as Escrow
 Agent for all Option Funds delivered to the Escrow Agent in accordance with this Agreement;

  NOW, THEREFORE, in consideration of the premises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

  1. Delivery of Option Funds. The Option Holder shall, within one business day after receipt, deliver to the Escrow Agent all Option Funds together with an executed copy of each Assignment Agreement and Exercise Notice relating thereto. The Escrow Agent shall furnish the Option Holder, with a receipt for the Option Funds, Assignment Agreements and Exercise Notices deposited with the Escrow Agent by the Option Holder, and the Option Holder shall forward to each Subscriber a copy of the Escrow Agent's receipt for such Subscriber's Option Funds, Assignment Agreement and Exercise Notice.

  2.   Escrow.  The Escrow Agent agrees to hold all Option
 Funds received by it from the Option Holder or directly from the Subscribers, as the case may be, in an escrow account established by the Escrow Agent at an institution chosen by the Escrow Agent and to hold all Assignment Agreements and Exercise Notices in its custody. The Assignment Agreements, Exercise Notices and the Option Agreement shall not be binding upon the Escrow Agent and the Assignment Agreements, Exercise Notices and the Option Agreement shall not create any duties or obligations of the Escrow Agent whose only duties and obligations shall be those set forth in this Agreement.

  3. Investment of Option Funds. Pending the disposition of the Option Funds by the Escrow Agent as provided in this Agreement, the Escrow Agent agrees to hold the Option Funds in an interest-bearing account at the institution chosen under paragraph 2 above.

  4.   Disposition of Option Funds, Exercise Notices and
        Assignment Agreements.

       (a) If on or before the Expiration Time, the Option Holder shall receive (i) Option Funds for all of the Shares purchasable under the Option Agreement, (ii) fully executed Exercise Notices and Assignment Agreements, (iii) evidence satisfactory to the Option Holder of the transfer of the Shares by EA to the respective Subscribers; and (iv) irrevocable proxies from EA in favor of the respective Subscribers authorizing the Subscribers to vote the respective Shares at Aydin's 1997 Annual Meeting of Stockholders, if the consummation of the Option exercise precedes such meeting, the Option Holder shall deliver to the Escrow Agent a certificate as to the receipt thereof, accompanied by a letter of instructions to release the Option Funds and Exercise Notices to EA and the Assignment Agreements to the Option Holder, whereupon the Escrow Agent shall forthwith release to EA all Option Funds and Exercise Notices held by the Escrow Agent and deliver to the Option Holder all Assignment Agreements held by the Escrow Agent. All interest earned on the Option Funds - shall be returned pro rata to each Subscriber, less only that portion of the fees and expenses of the Escrow Agent as provided herein as equals the percentage that the Option Funds of such Subscriber bears to the Option Funds of all Subscribers held in escrow.

       (b) If on or before the Expiration Time, the Option Holder shall not have received Option Funds for at least 596,927 Shares, the Option Holder shall deliver to the Escrow Agent a certificate to such effect. Upon receipt by the Escrow Agent of such certificate from the Option Holder, or if no certificate of the Option Holder is received by the Escrow Agent by the close of business of the first business day following the Expiration Time, the Escrow Agent shall promptly thereafter return to each Subscriber his Assignment Agreement and Exercise Notice and refund to each Subscriber his Option Funds deposited with the Escrow Agent, together with the inter-est earned on such Subscriber's Option Funds, less only that portion of the fees and expenses of the Escrow Agent as provided herein as equals the percentage that the Option Funds of such Subscriber bears to the Option Funds of all Subscribers held in escrow.

  5.   Provisions Concerning the Escrow Agent.
       (a) The Escrow Agent shall not be paid a fee for its services hereunder unless the Escrow Agent is required to report to the Internal Revenue Service the interest earned on the Option Funds, in which event the Escrow Agent shall be paid a service fee of $1,000. The Escrow Agent shall also be entitled to reimbursement for the reasonable expenses, including reasonable attorneys' fees, incurred by it in the performance of its obligations hereunder. The Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary to advise it properly in connection with its obligations hereunder and may rely on the advice of such counsel, and may pay them reasonable compensation therefor. All fees and expenses of the Escrow Agent and such legal counsel and other experts shall be borne by the Option Holder and the Subscribers as provided herein.

       (b) Notwithstanding any other provision herein contained, the Escrow Agent may at all times act upon and in accordance with the written instructions of the Option Holder. The Escrow Agent shall not be liable for any act done or omitted by it in accordance with such instructions or the exercise of its own best judgment or pursuant to the advice of counsel of its selection.

       (c)  The duties and responsibilities of the Escrow
 Agent shall be limited to those expressly set forth in this Agreement and instructions given to the Escrow Agent pursuant to this Agreement, and the Escrow Agent shall not be subject to, nor obligated to recognize, any other agreement between any or all of the parties hereto even though reference thereto may be made herein or a copy thereof furnished to the Escrow Agent, and the Escrow Agent shall have no responsibility or liability to any other party hereto with respect to the performance of any such other agreement; provided, however, that this Agreement may be amended at any time or times by an instrument in writing signed by the Option Holder and the Escrow Agent.

       (d) The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement or this Agreement, and the Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.

       (e) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the undersigned or by any other person, firm, or corporation, except for such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree that the Escrow Agent is advised by legal counsel of its own choosing is binding upon it; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

       (f) The Option Holder and the Subscribers agree and do hereby waive any suit, claim, demand or cause of action of any kind which it may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, unless each suit, claim, demand, or cause of action is based upon the gross negligence or bad faith of the Escrow Agent. The Option Holder and the Subscribers further agree to indemnify the Escrow Agent against and from any and all claims, demands, costs, liabilities and expenses, including counsel fees, which may be asserted against it or to which it may be exposed, or which it may incur by reason of its execution or performance of this Agreement.

       (g) The Escrow Agent may, as a condition to the disbursement of monies or disposition of securities as provided herein, require from the payee or the recipient a receipt therefor and, on final payment or disposition, a release of the Escrow Agent from any liability arising out of the execution or performance of this Agreement.

       (h) The Escrow Agent may at any time assign its rights and obligations hereunder to any bank or trust company that agrees to assume such rights and obligations; and such successor escrow agent shall have all of the powers of the Escrow Agent.

  6. Notices. Any notices, requests or instructions hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by confirmed telecopy, or delivered by a nationally recognized overnight delivery service to the parties hereto at the following addresses, or such other respective address as any party hereto may designate in writing from time to time:

  The Option Holder:

       I. Gary Bard
       700 Dresher Road
       P.O. Box 349
       Horsham, PA 19044
       Telecopy No.: (215) 657-3830

  Escrow Agent:

       Duane, Morris & Heckscher
       4200 One Liberty Place
       Philadelphia, Pennsylvania  19103-7396
       Attention: Sheldon M. Bonovitz, Esq.
       Telecopy No.: (215) 979-1020

  The Subscribers: To the respective addresses set forth on the Subscriber Signature Pages hereto.

  8. Applicable Law. This Agreement shall be construed and interpreted under, and governed and enforced according to, the laws of and in the courts of the Commonwealth of Pennsylvania.

  9. Assignment. This Agreement shall inure to the benefit and be enforceable by and against the Option Holder, the Subscribers and the Escrow Agent and their respective heirs, executors, successors and assigns.

  10. Counterparts. This Agreement may be executed by the parties in several counterparts, each of which shall be deemed to be an original copy.

  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.

                                  THE OPTION HOLDER:




                                  I. Gary Bard


                                  THE ESCROW AGENT:

                                  DUANE, MORRIS & HECKSCHER


                                  By:

                                     A partner

                        SUBSCRIBER SIGNATURE PAGE

  The undersigned agrees to be bound by the terms and conditions of the foregoing Escrow Agreement as a Subscriber.


  IN WITNESS WHEREOF, the undersigned has executed or caused to be executed this Agreement as of the date set forth below.


 Date:

                             Subscriber's Name



                             Subscriber's Name
                             (if more than
one)



                             Subscriber's Signature



                             Subscriber's Signature
                             (if more than one)

                             Address of Subscriber:










                             Federal Income Tax I.D. No. of
                             Subscriber:




                             Telephone No.:


 NOTE to Subscribers:        Please attach to this Subscriber
                              Signature Page wire instruction pursuant to which the Escrow Agent can return any amounts to be returned or refunded to such Subscriber under this Agreement.